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                                                                   EXHIBIT 10.12




                              ANALOG DEVICES, INC.

                       2001 BROAD-BASED STOCK OPTION PLAN

                         EFFECTIVE DATE: DECEMBER 5, 2001

1. Purpose.

      The purpose of this 2001 Broad-Based Stock Option Plan (the "Plan") of Analog Devices, Inc. a Massachusetts corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiaries of Analog Devices, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2. Eligibility of Optionees.

         All of the Company's employees, consultants and advisors are eligible to be granted options (each, an "Option") under the Plan; provided, however, no Options may be granted under the Plan to any directors of the Company or to any employees who are also officers of the Company as the term "officer" is defined by the Securities and Exchange Commission in Rule 16a-l(f) promulgated under the Securities Exchange Act of 1934, or any successor rule. Each person who has been granted an Option under the Plan is hereinafter referred to as "Optionee".

3. Administration; Delegation.

      (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Options and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

      (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall ) mean the Board, the Committee or the executive officer referred to in Section 3(c) to the extent
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that the Board's powers or authority under the Plan have been delegated to the
Committee or executive officer.

      (c) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Options and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Options and the maximum number of shares for any one Optionee to be made by such executive officers.

4. Stock Available for Options. Subject to adjustment pursuant to Section 6(a), Options may be granted under the Plan for up to 50,000,000 shares of common stock, $0.16-2/3 par value of the Company ("Common Stock"). If any Option expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5. Option Terms.

      (a) General. The Board may grant Options to purchase Common Stock and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

      (b) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable Option Agreement; provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time of the Option grant ("Fair Market Value").

      (c) Option Agreement; Duration of Options. Each Option may be evidenced by
(i) an Option Agreement in such form and containing such provisions as the Board from time to time shall approve or (ii) a written confirming memorandum to the Optionee setting forth the material terms of the Option. (For purposes of the Plan, Option Agreement, as defined herein, shall also include any such confirming memorandum.) Each Option Agreement shall specify the period or periods during which the Option may be exercised and shall specify the effect of termination of employment on the exercisability of the Option. The Option Agreement may also include, without limitation, provisions relating to (i) subject to the provisions of Section 7, the acceleration and vesting of Options,
(ii) a provision that permits Options to vest and remain exercisable after the Optionee ceases to be employed by, or retained as a consultant or advisor to, the Company or any subsidiary or affiliate of the Company, and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Board shall, in its sole discretion, determine. The terms and conditions of the respective Option Agreements need not be identical.

      (d) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise, e-mail or other form of notice (including electronic notice) approved

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by the Board together with payment as specified in Section 5(e) for the number of shares for which the Option is exercised.

      (e) Payment Upon Exercise. Payment for Common Stock purchased upon the exercise of an Option granted under the Plan shall be made as follows:

            (1) in cash or by check, payable to the order of the Company;

            (2) except as the Board may, in its sole discretion, otherwise provide in an Option Agreement, (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required withholding;

            (3) delivery of shares of Common Stock owned by the Optionee valued at their Fair Market Value as determined by (or in a manner approved by) the Board in good faith, provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company, was owned by the Optionee for at least six months prior to such delivery;

            (4) to the extent permitted by the Board, in its sole discretion,
(i) by delivery of a promissory note of the Optionee to the Company on terms determined by the Board or (ii) by payment of such other lawful consideration as the Board may determine; or

            (5) by any combination of the above permitted forms of payment.

      (f) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock, the Board may grant options in substitution for any stock options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6. Adjustments for Changes in Common Stock; Liquidation.

      (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under the Plan and (ii) the number and class of securities and exercise price per share subject to each outstanding Option shall be appropriately adjusted by the Company to the extent the Board shall determine, in good faith, that such an adjustment is necessary and appropriate. If this Section 6(a) applies and
Section 7 also applies to any event, Section 7 shall be applicable to such event, and this Section 6(a) shall not be applicable.

      (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Optionees provide that all then

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unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

7. Reorganization and Change in Control Events.

      (a) Definitions.

            (1) A "Reorganization Event" shall mean:

                  (A) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property; or

                  (B) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

            (2) A "Change in Control Event" shall mean:

                  (A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange
                        Act) 30% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; or


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                  (B)   such time as the Continuing Directors (as defined below)
                        do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing
                        Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

                  (C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their respective ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the

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                        extent that such ownership existed prior to the Business
                        Combination).

            (3) "Good Reason" shall mean any significant diminution in the Optionee's title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Optionee from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Optionee is principally located to a location that is greater than 50 miles from the current site.

            (4) "Cause" shall mean any (i) willful failure by the Optionee, which failure is not cured within 30 days of written notice to the Optionee from the Company, to perform his or her material responsibilities to the Company or
(ii) willful misconduct by the Optionee which affects the business reputation of the Company.

      (b) Effect on Options.

            (1) Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all of the outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between an Optionee and the Company, (x) one-half of the number of shares subject to the Option which were not already vested shall be immediately exercisable upon the occurrence of such Reorganization Event, and subject to (y) below, the remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each subsequent vesting date and (y) such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Optionee's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Optionee or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist

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solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

            Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Optionees, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Optionees before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Optionee shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (i) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (ii) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Optionee shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right shall lapse at the same rate as the Option would have become exercisable under its terms and shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

            (2) Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between an Optionee and the Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date or dates after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date; provided, however, that each such Option shall immediately become exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Optionee's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Optionee or is terminated without Cause by the Company or the acquiring or succeeding corporation.

8. General Provisions Applicable to Options.

      (a) Transferability of Options. Except as the Board may otherwise determine or provide in an Option, Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Optionee, shall

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be exercisable only by the Optionee. References to an Optionee, to the extent relevant in the context, shall include references to authorized transferees.

      (b) Board Discretion. Except as otherwise provided by the Plan, each Option may be granted alone or in addition or in relation to any other Option. The terms of each Option need not be identical, and the Board need not treat Optionees uniformly.

      (c) Termination of Status. The Board shall determine the effect on an Option of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of an Optionee and the extent to which, and the period during which, the Optionee, the Optionee's legal representative, conservator, guardian or designated beneficiary may exercise rights under the Option.

      (d) Withholding. Each Optionee shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Options granted to such Optionee no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Option, Optionees may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding when stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to an Optionee.

      (e) Amendment of Option. The Board may amend, modify or terminate any outstanding Option, including but not limited to, substituting therefor another Option of the same or a different type and changing the date of exercise or realization, provided that the Optionee's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Optionee.

      (f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restrictions from shares previously delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Optionee has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

      (g) Acceleration; Continued Vesting. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, and may at any time provide for the continued vesting and exercisability of any Options for such period of time after the Optionee's employment terminates as the Board shall determine.


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9. Miscellaneous.

      (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving an Optionee the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with an Optionee free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

      (b) No Rights As Stockholder. Subject to the provisions of the applicable Option, no Optionee or designated beneficiary of the Optionee shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an Optionee who exercises an Option between the close of business on the record date for such stock dividend and the close of business on the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

      (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Option shall be granted under the Plan after ten (10) years from the date on which the Plan was adopted by the Board, but Options previously granted may extend beyond that date.

      (d) Amendment and Termination of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

      (e) Governing Law. The provisions of the Plan and all Options granted hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

                           Adopted by the Board of Directors on December 5, 2001


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                              ANALOG DEVICES; INC.

           FIRST AMENDMENT TO THE 2001 BROAD-BASED STOCK OPTION PLAN

      The Analog Devices, Inc. 2001 Broad-Based Stock Option Plan, pursuant to
Section 9(d) thereof, is hereby amended as follows:


VOTED: That the Corporation hereby adopts and approves a certain amendment to the Corporation's 2001 Broad-Based Stock Option Plan in substantially the form attached to the minutes of this meeting as Exhibit F (such amendment referred to as "Appendix A - Israel") to permit the Corporation's Israeli employees (specifically, employees, advisors and consultants of Analog Devices (Israel) Ltd. and Analog Development (Israel) 1999 Ltd.) to qualify for certain tax benefits under the tax laws of the country of Israel; and further that the Chairman of the Board, the President and Chief Executive Officer, Vice President, Finance and Chief Financial Officer, and the Treasurer of the Corporation, and any one of them acting singly, are hereby authorized and empowered to execute any document necessary or proper to give effect to "Appendix A - Israel" under the laws and regulations of the country of Israel, and further the aforementioned officers be, and each acting singly hereby is, authorized in the name and on behalf of the Corporation to sign, acknowledge, swear to and deliver any affidavit, agreement or other documents, the same being in such form as the authorized person or persons executing the same shall determine to be in the best interest of the Corporation to give proper effect to such "Appendix A - Israel", the execution of any such documents to be sufficient evidence of such determination; and that the Clerk and Assistant Clerks of the Corporation be, and each acting singly hereby is, authorized to attest, co-sign and affix the corporate seal to such documents.

FURTHER
VOTED: That the President and Chief Executive Officer, Vice President, Finance and Chief Financial Officer, and the Treasurer of the Corporation, or any one of them acting singly, are hereby authorized and empowered to adopt and approve certain amendments to the Corporation's 2001 Broad-Based Stock Option Plan relating to establishing conditions or provisions for the participation of eligible foreign employees in the 2001 Broad-Based Stock Option Plan in order to comply with the tax, securities and other laws and regulations of the foreign countries in which such employees reside, even if such conditions or provisions increase the benefits accruing to such employees under the 2001 Broad-Based Stock Option Plan; and further that the Chairman of the Board, the President and Chief Executive Officer, Vice President, Finance and Chief Financial Officer, and the Treasurer of the Corporation, and any one of them acting singly, are hereby authorized and empowered to execute any document necessary or proper to give effect to such amendments under the laws and regulations of the appropriate country, and further the aforementioned officers be, and each acting singly hereby is, authorized in the name and on behalf of the Corporation to sign, acknowledge, swear to and deliver any affidavit, agreement or other documents, the same being in such form as the authorized person or persons executing the same shall determine to be in the best interest of the Corporation to give proper effect to such amendments, the execution of any such documents to be sufficient evidence of such determination; and that the Clerk and Assistant Clerks of the Corporation be, and each acting singly hereby is, authorized to attest, co-sign and affix the corporate seal to such documents.

         Subsection 5(d) of the Plan be and hereby is amended by adding the following new sentence at the end thereof:

                  "The Corporation may direct that notice of option exercise be delivered to an agent of the Corporation designated to receive such delivery."

         Subsection 8(e) of the Plan be and hereby is amended by adding the following new sentence at the end thereof:

                  "Notwithstanding the foregoing, the Board shall not amend any outstanding option to provide an option exercise price per share which is lower than the original option exercise price."

            Approved by the Board of Directors on December 10, 2002.

                           AMENDED APPENDIX A - ISRAEL

                    TO THE 2001 BOARD-BASED STOCK OPTION PLAN

1.       GENERAL

         1.1. This appendix (the "APPENDIX") shall apply only to optionees who are employees/advisors/consultants of one of the two following companies, Analog Devices (Israel) Ltd., Analog Development (Israel) 1996 Ltd, and are residents of the state of Israel for the payment of tax. The provisions specified hereunder shall form an integral part of the 2001 Board-Based Stock Option Plan of Analog Devices Inc. (hereinafter: the "PLAN"), which applies to the issuance of options to purchase Common Stock of Analog Devices Inc. (hereinafter: the "COMPANY"). According to the Plan, options to purchase the Company's Common Stock may be issued to employees, directors and consultants and advisors of the Company or its Affiliates.

         1.2. This Appendix is effective with respect to Options granted as of January 1, 2003 and shall comply with Amendment no. 132 of the Israeli Tax Ordinance.

         1.3. This Appendix is to be read as a continuation of the Plan and only modifies Options granted to Israeli optionees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of optionees.

         1.4. The Plan and this Appendix are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail.

         1.5. Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.       DEFINITIONS

         2.1. "AFFILIATE" means any "employing company" within the meaning of Section 102(a) of the Ordinance.

         2.2.     "APPROVED 102 OPTION" means an Option granted pursuant to
                  Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the optionee.


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
         2.3. "CAPITAL GAIN OPTION (CGO)" means an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

         2.4. "CONTROLLING SHAREHOLDER" shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

         2.5. "EMPLOYEE" means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder.

         2.6.     "TTA" means the Israeli Tax Authorities.

         2.7. "NON-EMPLOYEE" means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

         2.8. "ORDINARY INCOME OPTION (OIO)" means an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

         2.9. "OPTION" means an option to purchase one or more Common Stock of the Company pursuant to the Plan.

         2.10.    "102 OPTION" means any Option granted to Employees pursuant to
                  Section 102 of the Ordinance.

         2.11. "3(I) OPTION" means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non-Employee.

         2.12. "OPTION AGREEMENT" means the share option agreement between the Company and a optionee that sets out the terms and conditions of an Option.

         2.13. "ORDINANCE" means the 1961 Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

         2.14. "SECTION 102" means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated there under as now in effect or as hereafter amended.

         2.15. "TRUSTEE" means any individual or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

         2.16.    "UNAPPROVED 102 OPTION" means an Option granted pursuant to
                  Section 102(c) of the Ordinance and not held in trust by a Trustee.


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3.       ISSUANCE OF OPTIONS

         3.1. The persons eligible for participation in the Plan as optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; and (ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Options

         3.2. The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

         3.3. The grant of Approved 102 Options shall be made under this Appendix adopted by the Board, and shall be conditioned upon the approval of this Appendix by the ITA.

         3.4. Approved 102 Options may either be classified as Capital Gain Options ("CGOs") or Ordinary Income Options ("OIOs").

         3.5, No Approved 102 Options may be granted under this Appendix to any eligible Employee, unless and until, the Company's election of the type of Approved 102 Options as CGI or OIO granted to Employees (the "ELECTION"), is appropriately filed with the ITA. Such Election shall become effective beginning the first Grant Date of an Approved 102 Option under this Appendix and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

         3.6. All Approved 102 Options must be held in trust by a Trustee, as described in Section 4 below.

         3.7. For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102.

4.       TRUSTEE

         4.1. Approved 102 Options which shall be granted under this Appendix and/or any Common Stock allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, shall be allocated or issued to the Trustee and held for the benefit of the optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated there under. In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options shall be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102.


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
         4.2. Notwithstanding anything to the contrary, the Trustee shall not release any Common Stock allocated or issued upon exercise of Approved 102 Options prior to the full payment of the optionee's tax liabilities arising from Approved 102 Options which were granted to him and/or any Common Stock allocated or issued upon exercise of such Options.

         4.3. Upon receipt of Approved 102 Option, the optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Option or Ordinary Share granted to him there under.

5.       THE OPTIONS

         The terms AND conditions upon which the Options shall be issued and exercised, shall be as specified in the Option Agreement to be executed pursuant to the Plan and to this Appendix. Each Option Agreement shall state, inter alia, the number of Common Stock to which the Option relates, the vesting provisions and the exercise price.

6.       OPTION EXERCISE PRICE

         Solely for the purpose of determining the tax liability pursuant to
         Section 102(b)(3) of the Ordinance, if at the date of grant the Company's shares are listed on any established stock exchange or a national market system or if the Company's shares will be registered for trading within ninety (90) days following the date of grant of the CGOs, the option exercise price of the Common Stock at the date of grant shall be determined in accordance with the average value of the Company's New York Stock Exchange closing share price on the thirty
         (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be. In no case, however, shall the option exercise price be less than the closing share price of the Company's stock on the date of grant.

7.       EXERCISE OF OPTIONS

         Options shall be exercised by the optionee by giving notice to the Company and/or to any third party designated by the Company (the "REPRESENTATIVE"), in such form and method as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Common Stock with respect to which the option is being exercised, at the Company's or the Representative's principal office. The notice shall specify the number of Common Stock with respect to which the option is being exercised.

8.       ASSIGNABILITY AND SALE OF OPTIONS

         8.1. Notwithstanding any other provision of the Plan, no Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the optionee each

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
                  and all of such optionee's rights to purchase Common Stock hereunder shall be exercisable only by the optionee.

                  Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

         8.2. As long as Options or Common Stock purchased pursuant to thereto are held by the Trustee on behalf of the optionee, all rights of the optionee over the shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

9.       INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER'S PERMIT

         9.1. With regards to Approved 102 Options, the provisions of the Plan and/or the Appendix and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer's permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Appendix and of the Option Agreement.

         9.2. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Option Agreement, shall be considered binding upon the Company and the optionees.

10.      DIVIDEND

         10.1. Subject to the incorporation documents, with respect to all Common Stock (but excluding, for avoidance of any doubt, any unexercised options) allocated or issued upon the exercise of options and held by the optionee or by the Trustee as the case may be, the optionee shall be entitled to receive dividends in accordance with the quantity of such shares, and subject to any applicable taxation on distribution of dividends.

         10.2. During the period in which Common Stocks are held by the Trustee on behalf of the optionee, the cash dividends paid with respect thereto shall be paid directly to the optionee.

11.      TAX CONSEQUENCES

         11.1. Any tax consequences arising from the grant or exercise of any Option, from the payment for Common Stock covered thereby or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the optionee), hereunder, shall be borne solely by the optionee. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without


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
                  limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the optionee.

         11.2. The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to an optionee until all required payments have been fully made.


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